                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MIRACOR DIAGNOSTICS, INC.
               (exact name of registrant specified in its charter)

         Utah                                             58-1475517
------------------------                    ------------------------------------
(State of incorporation)                    (IRS Employer Identification Number)


       9191 Towne Centre Drive - Suite 400 - San Diego, California - 92122
       -------------------------------------------------------------------
                    (Address of principal executive offices)

                         2003 STOCK COMPENSATION PLAN I
                            (Full title of the plan)


                    M. Lee Hulsebus, Chief Executive Officer
                            Miracor Diagnostics, Inc.
                       9191 Towne Centre Drive - Suite 400
                           San Diego, California 92122
                     (Name and address of agent for service)

                                 (858) 455-7127
          (Telephone number, including area code, of agent for service)


                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
  Title of              Amount         Proposed Maximum        Proposed Maximum            Amount Of
Securities To           To Be           Offering Price              Aggregate            Registration
Be Registered         Registered        Per Share (1)           Offering Price (1)            Fee
----------------------------------------------------------------------------------------------------------
COMMON SHARES          500,000             $0.25                  $125,000                $10.12
$0.15 par value

OPTIONS TO PURCHASE
COMMON SHARES          500,000             -0-                       -0-                  -0-

TOTAL                                                                                     $10.12
----------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     This registration statement relates to two separate prospecti.

     Items 1 and 2 hereof, and the documents incorporated herein by reference pursuant to Part II, item 3 hereof, constitutes the first prospectus relating to offers by the Company to its employees and consultants of 500,000 shares (the "Shares") of common stock, par value $.15 per share (the "Common Stock"), to be issued pursuant the Company's 2003 Stock Compensation Plan I(the "Stock Plan") The second prospectus relates to the re-offer or resale of any shares which are deemed to be "control securities" or "restricted securities" under the Securities Act of 1933, as amended. The Company's principal offices are located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122, telephone 858/455-7127.


                                   PROSPECTUS
                                   ----------

Item 1. 2003 Stock Compensation Plan I

                         2003 STOCK COMPENSATION PLAN I

     The 2003 Stock Compensation Plan I was established by the Company effective on August 12, 2003 to provide the Company flexibility and to conserve the Company's cash resources in compensating certain of its technical, administrative and professional employees and consultants. The issuance of shares under the Stock Plan is restricted to persons and firms who are closely-related to the Company and who provide services in connection with the development, production of the Company's products or otherwise in connection with its business. The Stock Plan authorizes the Company to issue up to 500,000 shares of the Company's Common Stock. Shares must be issued only for bona fide services and may not be issued under the Stock Plan contingent on services to be rendered in the future or for services in connection with the offer and sale of securities in a capital-raising transaction. Shares are awarded under the Stock Plan pursuant to individually negotiated compensation contracts as determined and/or approved by the Stock Plan Committee (the "Committee"). The Committee must be comprised of two or more of the Company's Directors appointed thereto by the Company's Board of Directors. Committee members need not be independent. Eligible participants include directors, employees and non-employee consultants and advisors. The Company intends to award up to 50,000 shares under the Stock Plan to each of its directors to compensate them for their service on the Company's Board of Directors during 2003. Subject to the restriction that shares may not be awarded under the Stock Plan to persons owning beneficially or of record ten percent (10%) or more of the Company's then outstanding Common Stock or who would own such amount of shares as a result of an award under the Stock Plan, there is no limit as to the number of shares which may be awarded to a single participant. Shares may be awarded under the Stock Plan until August, 2008. The Company anticipates all 500,000 shares under the Stock Plan will be awarded during 2003 and 2004.

     The Stock Plan does not require restrictions on the transferability of shares issued thereunder. However, such shares may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The Stock Plan is not subject to the Employee Retirement Income Securities Act of 1974 ("ERISA"). Shares awarded under the Stock Plan are intended to be fully taxable to the recipient as earned income.

Item 2. Registrant Information and Employee Plan Annual Information

     The Registrant shall provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Such documents are incorporated by reference in the
Section 10(a) prospectus. The Registrant shall also provide without charge, upon written or oral request, all other documents required to be delivered to employees pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at its office at 9191 Towne Centre Drive, Suite 400, San Diego, California, 92122.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the common stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

     The Company's principal offices are located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122, telephone 858/455-7127.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.


                 The date of this Prospectus is October 1, 2003.

                            MIRACOR DIAGNOSTICS, INC.

                         500,000 Shares of Common Stock

                                TABLE OF CONTENTS



AVAILABLE INFORMATION...............................................5

INCORPORATION OF CERTAIN DOCUMENTS
         BY REFERENCE...............................................5

PROSPECTUS SUMMARY..................................................6

RISK FACTORS........................................................6

THE COMPANY........................................................10

PLAN OF DISTRIBUTION...............................................16

DESCRIPTION OF CAPITAL STOCK.......................................17


                           ---------------------------
                                   PROSPECTUS
                           ---------------------------

                                 October 1, 2003

                                   PROSPECTUS
                                   ----------
                            MIRACOR DIAGNOSTICS, INC.

                         500,000 shares of Common Stock,
                            $.15 par value per share

     This Prospectus relates to up to 500,000 shares of common stock, $.15 par value (the "Common Stock"), of Miracor Diagnostics, Inc., a Utah corporation (the "Company"), to be issued to various individuals and affiliates of the Company pursuant to the Company's 2003 Stock Compensation Plan I, which are deemed control securities and may be re-offered and resold from time to time by such affiliates. All of the shares of Common Stock registered hereunder, are sometimes hereinafter referred to as the "Securities." The holders of the shares of Common Stock are sometimes hereinafter collectively referred to as the "Selling Stockholders." All costs in connection with the registration of the Securities are being borne by the Company. The Company will not receive any of the proceeds from the sale of the Securities pursuant to this Prospectus.

     The Common Stock is quoted on the Over-the Counter Bulletin Board of the NASDAQ Market under the symbol "MRDG." The last reported closing bid and asked prices of the Common Stock on September 21, 2003 were $.24 and $.24 per share.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY THOSE PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE COMPANY HAS INCURRED SUBSTANTIAL OPERATING LOSSES. SEE "RISK FACTORS"

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any Sate in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

     The Selling Stockholders directly or through agents, dealers or underwriters to be designated from time to time may sell the Securities on terms to be determined at the time of sale. To the extent required, the number of Securities to be sold, the respective purchase price and public offering price, the name of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in and accompanied by a Prospectus Supplement. See "Plan of Distribution."

     The Selling Stockholders and any agents, dealers or underwriters that participate with the Selling Stockholders in the distribution of their shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profits on the resale of the Selling Stockholders' shares, may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two (2) business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, in connection with transactions in the Securities during the effectiveness of the Registration Statement of which this Prospectus forms a part. All of the foregoing may affect the marketability of the Securities.

                The date of this Prospectus is October 1, 2003.

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company in accordance with the Exchange Act can be inspected and copies made at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained at prescribed rates from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The Commission maintains a web-site that contains reports, proxy and information statements and other information regarding the Company that are on file with the Commission. The address of the Commission's web-site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (including all amendments thereto, the "Registration Statement"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees. No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of this Prospectus, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference the following documents heretofore filed with the Commission: the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2002 and the reports for fiscal quarters ended March 31, 2003 and June 30, 2003.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated herein by reference) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company will provide, without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that is incorporated into the Prospectus. Such written requests should be directed to the Secretary of the Company at 9191 Towne Centre Drive, Suite 400 San Diego, California 92122, telephone (858) 455-7127.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed descriptions and financial information and statements appearing elsewhere in this Prospectus and the documents incorporated herein by reference.

The Company
-----------

     We are in the business of acquiring, developing and managing magnetic resonant imaging centers throughout the United States. See "The Company" and "Risk Factors" below.

     Our principal offices are located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122, telephone (858) 455-7127.

The Offering
------------

     Up to 500,000 shares of Common Stock are being offered pursuant to this Prospectus which may be offered from time to time by the Selling Stockholders for their own account.

Plan of Distribution
--------------------

     The Selling Stockholders, directly or through agents or underwriters, may offer and sell from time to time all or any part of the Securities held by them in amounts and on terms to be determined or at quoted prices then prevailing on the Nasdaq Over-the-Counter Market. See "Plan of Distribution."

                                  RISK FACTORS

         Investment in our securities involves a high degree of risk. Investors should carefully consider the following factors, among others, relating to Miracor.

We have an Accumulated Deficit; While We have been Profitable, there is an Uncertainty of Future Profitability

         At December 31, 2002, we had an accumulated deficit of approximately $25,190,000 which includes losses from our prior operations in the oil and gas business, medical device industry and from our first three years of operating in the medical diagnostic imaging business.

         While we have been profitable in our last two fiscal years, our ability to achieve profitability depends upon our ability to successfully market our medical diagnostic imaging business, of which there can be no assurance. There is no assurance that newly acquired sites will be profitable.

We Expect to Need Additional Capital to Expand Our Operations

         We utilize capital to purchase new diagnostic imaging equipment, to upgrade and replace existing equipment, to expand within existing markets and to enter new markets. Our capital sources have consisted primarily of income from operations, borrowings under our credit facility, borrowings under secured leases, and issuance of common stock. Our ability to accomplish our goals and to execute our business strategy depend on our continued ability to access capital on appropriate terms. Our growth could be limited and our existing operations impaired unless it is able to obtain additional capital through subsequent debt or equity financings. There can be no assurance that borrowing capacity under the credit facility will be available to us when needed or that we will be able to obtain additional financing or that, if available, such financing will be on terms acceptable to us. As a result, there can be no assurance that we will be able to implement our business strategy successfully.

We Would Like to Acquire New Operations but Can Give No Assurance That we Can Identify or Acquire Additional Operations

         From time to time, if our resources allow, we intend to explore the acquisition of additional medical diagnostic imaging operations. There can be no assurance, however, that we will be able to identify any additional diagnostic imaging operations and, even if suitable operations are identified, there can be no assurance that we will have sufficient funds to acquire any such operations or that any such operations will be profitable.

Our Operations Are Subject to Extensive Government Regulations

         Our operations are subject to extensive government regulations in the United States. In order to operate our medical diagnostics imaging equipment, we must satisfy numerous mandatory procedures, regulations, and safety standards established by the federal and state regulatory agencies. There can be no assurance that we can successfully comply with all present or future government regulations.

We Are In An Intensely Competitive Business and Cannot Guarantee that We Can Effectively Compete

         The medical diagnostic imaging industry is intensely competitive, particularly in terms of price, quality and marketing. Some competitors are better established and have substantially greater financial, marketing and other resources than us. Further, most of our competitors have been in existence for a substantially longer period of time and may be better established in those markets where we intend to sell our services. As a result of our relative lack of financial, marketing and other resources, there can be no assurance that we will be able to market our MRI services successfully, or compete in the diagnostic imaging industry.

The Health Care Industry is Subject to Continuing Reform Measures By Governments and Third Party Payors, Which Contribute to the Uncertainty of Pricing and Reimbursements To Us

         The levels of revenues and profitability of medical diagnostic imaging operations may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means and the initiatives of third party payors with respect to the availability of reimbursement. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. Although we cannot predict what legislative reforms may be proposed or adopted or what actions federal, state or private payors for health care services may take in response to any health care reform proposals or legislation, the existence and pendency of such proposals could have a material adverse effect on us.

         Whether a medical procedure is subject to reimbursement from third party payors impacts upon the likelihood that a service will not be purchased. Third party payors are increasingly challenging the prices charged for medical procedures. There can be no assurance that any of our medical diagnostic imaging services will continue to be reimbursable at the current rate. To the extent any or all of our medical procedures are not reimbursable by third party payors our ability to sell our services on a competitive basis will be adversely affected, which could have a material adverse effect on us.

Various Laws Put Restrictions on the Corporate Practice of Medicine, Which May Limit Our Ability to Operate in Certain Circumstances.

         The laws of certain states in which we operate or may operate in the future prohibit non-physician entities from practicing medicine, exercising control over physicians or engaging in certain practices such as fee-splitting with physicians. Although we have structured our affiliations with physician groups so that the physicians maintain exclusive authority regarding the delivery of medical care, there can be no assurance that these laws will be interpreted in a manner consistent with our practices or that other laws or regulations will not be enacted in the future that could have a material adverse effect on our business. If a corporate practice of medicine law is interpreted in a manner that is inconsistent with our practices, we would be required to restructure or terminate its relationship with the applicable physician group to bring its activities into compliance with such law. The termination of, or failure of us, to successfully restructure any such relationship could result in fines or a loss of revenue that could have a material adverse effect on our business, financial condition or operating results.

Our Stock Is Volatile, Has A Limited Public Market, And You May Not Be Able To Resell Your Shares At Or Above Your Purchase Price.

         We have a limited public market for our common stock. In addition, the stock market has, from time to time, experienced extreme price and volume fluctuations that have particularly affected the market prices of companies in the healthcare service industries and that have often been unrelated to the operating performance of the affected companies. Announcements of changes in reimbursement policies of third-party payors, legislative or regulatory developments, economic news and other external factors, including geopolitical developments, may have a significant impact on the market price of healthcare stocks. Although our common stock trades on the NASD Bulletin Board, an active trading market for our shares may never be sustained. Your purchase price may vary from the market price of our common stock after your purchase. If you purchase shares of common stock, you may not be able to resell those shares at or above your purchase price. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

         -        factors affecting national security markets;
         -        actual or anticipated fluctuations in our operating results;
         - changes in financial estimates by securities analysts or our failure to perform in line with such estimates;
         - changes in market valuations of other similar companies, particularly those that sell products and services such as ours;
         - announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;
         - introduction of technologies or product enhancements that reduce the need for our products or services; and
         -        departures of key personnel.

We Do Not Expect to Pay Dividends On Our Common Stock

         The board of directors reviews our dividend policy annually. We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

We Have Anti-Takeover Provisions In Our Corporate Documents, Which Include Poison Pill Issuance of Preferred Stock; We are Subject to the State of Utah Anti-Takeover Provisions

         Our Articles of Incorporation and By-Laws contain provisions that may make the acquisition of control of the Company by means of tender offer, over-the-counter market purchases, a proxy fight or otherwise, more difficult. This could prevent security holders from realizing a premium on their securities. We also have a staggered board of directors, which is a further impediment to a change in control.

         We have adopted a so-called "poison pill." Specifically, the poison pill significantly increases the cost to an unwanted party to acquire control of us upon the acquisition by such unwanted suitor of 15% of the outstanding voting power.

         In addition, the board of directors may issue one or more series of preferred stock without any action on the part of our shareholders of the Company, the existence and/or terms of which may adversely affect the rights of holders of the common stock. In addition, the issuance of any such additional preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of common stock and the preferred stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interests. We are subject to the provisions of Sections 61-6-3 through 61-6-12 of the Utah Control Shares Acquisition Act, an anti-takeover statute. Sections 61-6-3 through 61-6-12 effectively provide that in the event a person acquires ownership or the power to effect, directly or indirectly, the exercise of 20% or more of the voting power of a Utah corporation in connection with the election of directors, then such person shall only be entitled to vote to the extent expressly agreed to by the majority of the other shareholders of the corporation. Accordingly, potential acquirers of us may be discouraged from attempting to effect acquisitions of our voting securities, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices.

We Have a Number of Restricted Shares Eligible for Future Sale

         At December 31, 2002, there were 5,464,258 shares of common stock that were issued and outstanding that are "restricted securities" as that term is defined by Rule 144 of the Securities Act, all of which are currently eligible for resale in compliance with Rule 144 of the Securities Act. Of these shares, 21% are owned by our current officers and directors.

         Rule 144 provides that, in general, a person holding restricted securities for a minimum period of one (1) year may, every three (3) months thereafter, sell in brokerage transactions an amount of shares which does not exceed the greater of one percent (1%) of the Company's then outstanding common stock or the average weekly trading volume of the common stock during the four
(4) calendar weeks immediately prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and was not an affiliate at any time during the ninety (90) day period immediately prior to such sale, and who has satisfied a two (2) year holding period. Sales of the Company's common stock by shareholders under Rule 144 may have a depressive effect on the market price of the Company's common stock.

Forward-Looking Statements and Associated Risk.

     This prospectus includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the "safe harbor" provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues, financial resources, a history of losses, significant competition, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in "Risk Factors" and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

                                   THE COMPANY

         Miracor Diagnostics, Inc. was incorporated on February 6, 1980, under the laws of the state of Utah.

         Prior to 1992, our business was the exploration and production of hydrocarbons. As of June 1, 1992, we re-entered the development stage. Effective January 1, 1994, we completed the divestiture of all oil and gas properties and are no longer in the hydrocarbon business. Since that time, we have been exclusively a medical based company.

         Between 1994 and 1998, we engaged in the development of the following innovative medical devices:

         1. The Fluid Alarm System (FAS) monitored the integrity of infection control barriers, such as surgical gloves and gowns worn during medical procedures. We received FDA clearance for the FAS during the year ended December 31, 1995. We have the patent licensing rights through 2005 with an option to extend such rights through the life of the patent, 2010.

         2. The Cell Recovery System (CRS), was a cell "brushing" and retrieval system that used an automated biopsy brush for the collection of specimen cells for diagnostic purposes, primarily (but not limited to) cancer detection. We received FDA clearance for the CRS in March 1996. We initiated further clinical trials on the CRS in 1997. We own 50% of the patent. Additionally, we have the patent licensing rights through the life of the patent, 2008.

         In 1998, we redefined our business focus from medical devices to medical diagnostic imaging services and emerged as an operating company through the acquisition of medical diagnostic imaging centers in Orlando and Jacksonville, Florida, Toledo, Ohio, and Oak Brook, Illinois.

        In 1998, coincident with the purchase of Vision, we recorded impairment losses associated with the FAS and the CRS licenses. However, we may elect to reintroduce or sell either product at a later date, although we have no plans to do so at this time.

         Through these acquisitions of MRI centers, we redefined our business focus to medical diagnostic imaging services and emerged as an operating company. In October 1999, we changed our name to Miracor Diagnostics, Inc. to reflect our focus in medical diagnostic imaging.

         In February 2000, we closed the acquisition of 80% of three centers located in Palm Harbor, St. Petersburg and Tampa, Florida as well as the holding company, Ultra Open MRI Holding Corporation ("Ultra"). During 2001, the transaction was rescinded pursuant to a settlement agreement. We relinquished our holdings in Ultra and cancelled approximately 2.5 million shares of common stock in return, effective February 28, 2001.

         In June 2001, we acquired three diagnostic imaging centers located in California. Laguna Niguel MRI, Inc. is an MRI center located in Laguna Niguel, California. Envision Healthcare, LLC, is an MRI center located in Long Beach, California. We also acquired 51% of Envision Open MRI, LLC, an MRI center located in Newport Beach, California.

         In October 2001, we established a start-up MRI center located in Perrysburg, Ohio. In February 2002, we opened our ninth diagnostic center located in Woodridge, Illinois through an asset purchase agreement.

         In December 2002, we opened a start-up diagnostic imaging center located in Kissimmee, Florida. Also in December 2002, we acquired three diagnostic centers located in Coos Bay, Oregon; Long Beach, California and Carol Stream, Illinois.

         In January 2003, we opened a start-up diagnostic imaging center located in Jacksonville, Florida.

         In June 2003, the Company opened a start-up diagnostic imaging center located in Santa Barbara, California. With this addition, we now own fifteen diagnostic centers in five states.

         Our mission is to establish a growing and profitable diagnostic imaging company based on maintaining the highest level of business integrity and continually striving to improve the level of service to our referring physicians and their patients.

         We utilize capital to purchase new diagnostic imaging equipment, to upgrade and replace existing equipment, to expand within existing markets and to enter new markets.

         We are an independent provider of medical diagnostic imaging services through the operation of our fourteen centers. Our principal executive office is located at 9191 Towne Centre Drive, Suite 400, San Diego, California 92122. Our telephone number is 858/455-7127, and our website is www.miracor.net.

         We file annual, quarterly, and special reports, proxy statements, and other information with the Securities Exchange Commission (SEC). Reports, proxy statements and other information filed with the SEC can be inspected and copied at the public reference facilities of the SEC at 450 Fifth Street NW, Washington, DC 20549. Such material may also be accessed electronically by means of the SEC's website at www.sec.gov.

         Our common stock, par value $0.15 per share, is traded over-the-counter on the NASD Bulletin Board under the symbol "MRDG".

Acquisitions
------------

         During 1998, we acquired either the stock or substantially all of the assets and liabilities of Vision Diagnostics, Inc. and Affiliates ("Vision"). Vision was in the business of providing medical diagnostic services. The affiliated group of companies includes Vision Diagnostic, Inc., Regional MRI of Orlando, Inc., Regional MRI of Jacksonville, Inc., Regional MRI of Toledo, Inc. and West Regional MRI Limited Partnership. This acquisition included medical diagnostic imaging centers in Orlando and Jacksonville, Florida; Toledo, Ohio and Oak Brook, Illinois.

         In February 2000, we acquired 80% ownership in Ultra Open MRI Holding Corporation with a combination of 20% in the form of a payable and 80% in Restricted Rule 144 common stock. The purchase price was $1,900,800 and goodwill associated with this transaction was recorded at $1,544,553 which included direct costs associated with the purchase. Total assets were approximately $1.8 million and total liabilities were approximately $1.3 million as of February 9, 2000. During 2001, the Ultra purchase transaction was rescinded pursuant to a settlement agreement. Effective February 28, 2001, we relinquished our holdings in Ultra and cancelled 2,534,400 shares of our common stock in return. As a result of this rescinded transaction, common stock and additional paid-in capital were reduced by $2,656,456. The revenues and expenses of Ultra for the two month period ended February 28, 2001 were $695,327 and $453,893, respectively, and are included in the Company's consolidated financial statements. The assets and liabilities of Ultra as well as related notes payable, goodwill associated with the acquisition, and all other Ultra related balances are not included in the consolidated financial statements of the Company after February 28, 2001. The minority shareholder's portion of Ultra's net income has been presented as minority interest in the accompanying consolidated statements of operations for the year ended December 31, 2001 (see
Part II, Item 7 "Notes to Consolidated Financial Statements" - Notes 2 and 5).

       In June 2001, we acquired Laguna Niguel MRI, Inc., an MRI center located in Laguna Niguel, California. The acquisition was funded via third party financing. The purchase price was $1,250,000 and goodwill associated with the transaction was recorded at $906,793 which included direct costs associated with the purchase. Total assets were approximately $575,000 and total liabilities were approximately $177,000. The note payable to the third party, along with accrued interest was payable over 5 years. In September 2002, this note was refinanced into a new note payable which also included the purchase price of new MRI equipment (see Part II, Item 7 "Notes to Consolidated Financial Statements"
- Note 2).

         In June 2001, we acquired Envision Healthcare, LLC, an MRI center located in Long Beach, California. The center was acquired from one of our directors/officers. The acquisition was funded via seller's financing. The purchase price was $200,000 and goodwill associated with the transaction was recorded at $84,773. Total assets were approximately $803,500 and total liabilities were approximately $688,000. The convertible note payable of $200,000 to the seller was payable over 3 years in payments of interest only at 10% for the first year with the principal to be paid down in equal installments during the following two years. In June 2002, we issued 18,000 shares of Restricted Rule 144 common stock valued at $2,340 as consideration for extending the note by six months.

         In June 2001, we acquired 51% of Envision Open MRI, LLC, an MRI center located in Newport Beach, California. The center was acquired from one of our directors/officers. The acquisition was funded via seller's financing. The purchase price was $75,000 and goodwill associated with the transaction was recorded at $7,000. Total assets were approximately $558,000 and total liabilities were approximately $426,000. The convertible note payable to the seller, along with accrued interest was payable over 3 years. The remaining minority principal's share of the shareholders' capital had been reflected as a minority interest on the accompanying consolidated balance sheet at December 31, 2001 and December 31, 2002. This principal's share of the center's net income has been presented as minority interest share of income in the accompanying consolidated statements of operations for the years ended December 31, 2002 and December 31, 2001. In June 2002, we issued 7,000 shares of Restricted Rule 144 common stock valued at $910 as consideration for extending the monthly interest only payments by six months.

         In October 2001, we opened a start-up MRI center located in Perrysburg, Ohio. In connection with this new MRI center, we entered into two capital lease agreements with a finance company, financing medical equipment with a purchase price of $1,191,970 over a 67 month period with interest of 11.54% and a monthly payment of $25,269. In addition, we financed leasehold improvements of $75,500 over a 67 month period with interest of 11.55% and a monthly payment of $1,622 with a finance company.

         In February 2002, we opened a diagnostic center located in Woodridge, Illinois through an asset purchase agreement. Associated with this transaction, we recorded total assets of approximately $836,000, a capital lease liability of $1,066,000 and goodwill of $230,000. We assumed MRI equipment and other medical equipment pledged under a capital lease through a finance company with a monthly installment payment of $30,050 over 44 months with an interest rate of 12.18%.

         In December 2002, we opened a start-up diagnostic imaging center located in Kissimmee, Florida. We financed medical equipment pledged under a capital lease with a finance company. The agreement finances MRI equipment with a carrying amount of approximately $320,000 with a monthly installment payment of $5,728 over 60 months with an interest rate of 9.56%.

         In December 2002, we assumed the operations of a diagnostic center located in Coos Bay, Oregon, through a capital stock purchase agreement. The carrying amount was $1,882,433 and goodwill associated with the transaction was recorded at $1,635,008. Total assets were approximately $594,000 and total liabilities were approximately $347,000. The note payable to a finance company has a monthly installment payment of $32,194 over 84 months with an interest rate of 8.54%.

         In December 2002, we assumed the operations of a diagnostic center located in Long Beach, California, through a partnership interest purchase agreement. The carrying amount was $2,117,567 and goodwill associated with the transaction was recorded at $1,045,049. Total assets were approximately $1,290,000 and total liabilities were approximately $219,000. The note payable to a finance company has a monthly installment payment of $36,215 over 84 months with an interest rate of 8.54%.

         In December 2002, we acquired a diagnostic center located in Carol Stream, Illinois through an asset purchase agreement. The purchase price was $1,750,000 and goodwill associated with the transaction was recorded at approximately $768,000. Total assets were approximately $1,034,000 and total liabilities were approximately $52,000. The note payable to a finance company has a monthly installment payment of $35,596 over 72 months with an interest rate of 10.84%.

         In January 2003, we opened a start-up diagnostic imaging center located in Jacksonville, Florida. We financed MRI equipment pledged under a capital lease with a finance company. The agreement has a carrying amount of approximately $950,000 with a monthly installment payment of $16,182 over 66 months. We also financed other medical equipment totaling $165,000 with various finance companies.

         In June 2003, the Company opened a start-up diagnostic imaging center located in Santa Barbara, California. The Company financed MRI equipment and tenant improvements through a note payable to a finance company. The agreement has a carrying amount of approximately $1,197,000 with a monthly installment payment of $25,537 over 66 months with an interest rate of 9.91%.

         We plan to seek, investigate and, if such investigation warrants, to acquire controlling interests in business opportunities that are similar in nature to our existing medical diagnostic imaging centers. We plan to concentrate our search for opportunities located in the regions in which our existing diagnostic centers are located. We may seek a business opportunity in the form of centers which have recently commenced operations or are mature businesses.

         In seeking business opportunities, we will base our decision upon the objectives of seeking long-term appreciation in market value. We will attempt to analyze all relevant factors and make a determination based upon reasonable investigative measures and available data. We may utilize the services of our present attorney and accountants in the investigation of prospective acquisitions. We may also utilize the services of hired consultants.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

    The Directors and Executive Officers, on July 31, 2003, and their ages, positions held with the Company, length of time in such positions, and term of office are set forth below:

                                                                  DIRECTOR         OFFICER
    NAME                      AGE      POSITION                   SINCE            SINCE
    ----                      ---      --------                   -----            -----
    M. Lee Hulsebus            64      Chairman of the Board,     11/11/94         8/31/94
                                       Chief Executive Officer
    Robert S. Muehlberg        50       President,                 3/11/99         5/14/01
                                       Chief Operating Officer
    Ross S. Seibert            40      Chief Financial Officer                     2/21/00
    Don L. Arnwine             70      Director                     3/6/95
    Harvey C. Flodin           63      Director                    5/18/02
    Thomas E. Glasgow          49      Director                   11/11/94
    Stephen A McConnell        50      Director                    5/17/01

The principal occupations and positions for the past several years of each of the executive officers and directors of the Company are as follows:

M. LEE HULSEBUS has been in the health care field since 1964. From January 1990 until he joined Miracor in August 1994, he was the President and owner of his own health care consulting firm. From 1990 to 1992, Mr. Hulsebus also served as President of Sports Support, Inc., a sports medicine company. From 1988 until 1990, he served as Medical Group president for Teleflex, Inc. For 24 years prior to that, Mr. Hulsebus was employed by Becton-Dickinson & Co. and C.R. Bard, Inc., both of which are leading companies in the health care industry. Mr. Hulsebus has served in the capacity of President/Chief Executive Officer since 1979 for various companies.

ROBERT S. MUEHLBERG has been President and Chief Operating Officer since May 14, 2001. Prior to joining Miracor, he served as President and Chief Executive Officer of Envision Management, Inc., a company that provided management and consulting services to the diagnostic imaging industry since 1997. Mr. Muehlberg served as Chairman and Chief Executive Officer from 1994 until 1997 of Medical Imaging Centers of America, Inc. (MICA), a company he joined in 1985. Prior to joining MICA, Mr. Muehlberg held various management positions at International Imaging, Inc., Chicago, IL and American Medical International (AMI) Clearwater, FL. Mr. Muehlberg holds a Bachelor's degree in Health Science from the University of Missouri and a Masters degree in Business Administration from Nova Southeastern University.

ROSS S. SEIBERT joined the Company in February 2000 as the Chief Financial Officer. Mr. Seibert was with Deloitte & Touche for thirteen years and served as Senior Manager. He worked with a wide range of clients and has experience with SEC reporting, mergers and acquisitions, internal controls and information systems. He received a BS in accounting from Indiana University and an MBA in finance from San Diego State University.

DON L. ARNWINE has been President of Arnwine Associates of Irving, Texas, a company that provides advisory services to the health care industry. Mr. Arnwine served as Chairman and Chief Executive Officer from 1985 until 1988 of Voluntary Hospitals of America (VHA), a company he joined in 1982. Prior to joining VHA, Mr. Arnwine served as President and Chief Executive Officer of Charleston Area Medical Center, a 1000-bed regional facility care center in the State of West Virginia. Mr. Arnwine holds a B.S. degree in Business Administration from Oklahoma Central State University and a Masters degree in Hospital Management from Northwestern University.

HARVEY C. FLODIN has for the past ten years operated a private corporate law practice in San Diego, California specializing in the field of healthcare. As part of his practice, he served as Corporate Counsel to InSight Health Services, Inc. and Medical Imaging Centers of America, Inc., public companies engaged in providing medical imaging services. Prior thereto, he had been General Counsel to the Ventana Group, a San Diego based venture capital firm. He also has served as Chief Operating Officer and General Counsel of Cenco, Incorporated, a Chicago-based publicly traded company in the health services field. In addition, he served as Corporate Counsel for Baxter International, Inc., a publicly traded provider of medical products. He received his J.D. from Duke University.

THOMAS E. GLASGOW is currently the Chairman and CEO of OneSource Technology, Inc., a NASDAQ listed technical maintenance service and manufacturing company based in Scottsdale, Arizona and Denver Colorado. He is also the owner of Integrated Trade Systems, Inc. a Lombard, IL international logistics software company. He serves on the board of three publicly traded companies and is active in the venture community. Prior to these ventures, Mr. Glasgow was a Director and Vice-President at Federal Express Corporation where he served in various senior management capacities for 12 years. He holds an MBA from J. L. Kellogg - Northwestern University.

STEPHEN A MCCONNELL has been a Director of the Company since May 2001. He is the President of Solano Ventures, a firm involved in private capital investments. He is currently chairman of G-L Industries, LLC, a Salt Lake City-based manufacturer of wood glu-lam beams used in the construction industry. He has served, between 1991 and 1997, as Chairman of the Board and majority stockholder in Mallco Lumber & Building Materials, Inc., a wholesale distributor of construction lumber and doors. From 1991 to 1995, Mr. McConnell was President of Belt Perry Associates, Inc., a property tax appeal firm. He was President and Chief Executive Officer of N-W Group, Inc., a publicly held corporation, from 1985 through 1991. Mr. McConnell presently serves on the boards of Vodavi Technologies, Inc., Mobile Mini, Inc and Capital Title Group, Inc. Mr. McConnell holds a BA from Harvard College and an MBA from Harvard Business School.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
-------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no reports were required for those persons, the Company believes that during 2002 all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.


EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to executive officers of the Company as of December 31, 2002, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2002.

                                                  SUMMARY COMPENSATION TABLE

                                         Annual Compensation         Long Term Compensation
                                         -------------------         ----------------------
                                                                            Awards
                                                                                      Securities
Name and                                            Other Annual       Restricted     Underlying
Principal Position            Year       Salary     Compensation      Stock Awards    Options #
------------------            ----       ------     ------------      ------------    ---------
M. Lee Hulsebus, Chairman     2002      $191,539       $ 38,500(1)     $  7,044(2)     225,000(3)
of the Board and Chief        2001      $180,000       $ 25,000(4)     $  7,440(2)       -0-
                              2000      $167,621       $ 25,000(4)     $ 50,000(2)     250,000(5)


Robert S. Muehlberg,          2002      $133,846        $ 45,089(6)    $  4,696(2)    175,000(3)
President and Chief           2001      $ 71,538        $  4,292(7)    $    -0-          -0-
Operating Officer


Ross S. Seibert, Chief        2002      $103,116        $ 13,588(8)    $ 17,351(9)    100,000(3)
Financial Officer             2001      $ 93,053        $   -0-        $ 17,063(10)      -0-
                              2000      $ 69,462        $   -0-        $  2,880(2)    115,000(11)

(1) Of this amount $13,500 represents cash paid as bonus compensation, $10,000 represents life and disability insurance reimbursement and $15,000 represents an auto allowance.

(2)      Represents Rule 144 stock paid as bonus compensation.

(3) Represents number of stock options granted pursuant to the Amended 1997 Stock Option Plan subject to four year vesting at an exercise price of $0.27 each which was 100% of the market value at the date of grant.

(4) Of this amount $10,000 represents life and disability insurance reimbursement and $15,000 represents an auto allowance.

(5) Represents stock options granted pursuant to the Amended 1997 Stock Option Plan of which 75,000 options are exercisable at $0.6875 each and 50,000 options are exercisable at $.26 each which was the market value at the date of issuance.

(6) Of this amount $9,000 represents cash paid as bonus compensation, $26,120 represents stock grants paid pursuant to employment letter, and $9,969 represents an auto allowance.

(7)      Represents a stock grant paid pursuant to employment letter.

(8) Of this amount $7,500 represents cash paid as bonus compensation and $6,088 represents a stock grant paid pursuant to employment letter.

(9) Of this amount $3,913 represents Rule 144 stock paid as bonus compensation and $13,438 represents a stock grant paid pursuant to employment letter.

(10) Of this amount $3,625 represents Rule 144 stock paid as bonus compensation and $13,438 represents a stock grant paid pursuant to employment letter.

(11) Represents stock options granted pursuant to the Amended 1997 Stock Option Plan of which 37,500 options are exercisable at $1.00 each and 20,000 options are exercisable at $.27 each which was the market value at the date of issuance.

         Messrs. Hulsebus, Muehlberg and Seibert may receive bonuses or other additional compensation consisting of cash, stock or stock purchase rights as may be determined from time to time by the Board of Directors.

         There are no family relationships among any Directors or executive officers.

           Compensation Committee Interlocks and Insider Participation
           -----------------------------------------------------------

     The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Both committees were activated in 1996. The Audit Committee held four meeting prior to the fiscal year end. The Compensation Committee held three meetings prior to the fiscal year end.

     The members of the Audit Committee are Thomas E. Glasgow, Harvey C. Flodin and Stephen A McConnell.

     The members of the Compensation Committee are Don L. Arnwine, Thomas E. Glasgow, Stephen A McConnell and M. Lee Hulsebus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth the number of shares of our Common Stock beneficially owned by (i) each person who, as of July 31, 2003, was known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) our individual directors and (iii) our officers and directors as a group. As of July 31, 2003, there were a total of 15,429,015 shares of Common Stock issued and outstanding.


                                                 Shares of       Percentage (%)
                                                Common Stock       of Common
Name and Address                                Beneficially         Stock
Of Beneficial Owner                               Owned(1)        Outstanding
-------------------                               --------        -----------

M. Lee Hulsebus, CEO and Director               1,160,663(2)          7.52
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Robert S. Muehlberg, COO and Director             642,723(3)          4.17
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Ross S. Seibert, CFO                            1,284,817(4)          8.32
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Don L. Arnwine, Director                          303,683(5)          1.97
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Harvey C. Flodin, Director                         36,875                *
9191 Towne Centre Drive, Suite 400
San Diego, CA  92122

Thomas E. Glasgow, Director                       251,725             1.63
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Stephen A McConnell, Director                     207,484             1.34
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

JZ Investment Corp                                766,686             4.96
1468 West Ninth Street
Cleveland, OH  44113

All officers and directors as a group,          3,887,970          25.19
(7) persons

         *Less than one percent.

(1)      All ownership is beneficial and of record unless indicated otherwise.

(2) Includes presently exercisable options to purchase 338,750 shares of Common Stock pursuant to the Amended 1997 Stock Option Plan.

(3) Includes presently exercisable options to purchase 43,7500 shares of Common Stock pursuant to the Amended 1997 Stock Option Plan.

(4) Includes presently exercisable options to purchase 101,250 shares of Common Stock pursuant to the Amended 1997 Stock Option Plan.

(5) Includes presently exercisable warrants to purchase 12,000 shares of Common Stock pursuant to a note payable agreement.


                              PLAN OF DISTRIBUTION

     We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Prospectus. The securities offered by this Prospectus may be sold from time to time by all of the Selling Stockholders. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders.

     The Selling Stockholder through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     At the time a particular offer of the shares is made by or on the behalf of a Selling Stockholder, to the extent required, a Prospectus Supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and any underwriters.

     In order to comply with the applicable securities laws of certain states, if any, the shares of Common Stock will be offered or sold through registered or licensed brokers or dealers in those states. In addition, in certain states the shares of Common Stock may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations hereunder, including without limitation Rules 10b-2, 10b-5, 10b- 6 and 10b-7, in connection with transactions in the shares during the effectiveness of the Registration Statement of which this Prospectus is a part. All of the foregoing may affect the marketability of the shares of Common Stock.

     We will pay all of the expenses incident to the registration of the shares of Common Stock other than any fees or expenses of any counsel retained by the Selling Stockholders and any out of pocket expenses incurred by the Selling Stockholders or any person retained by the Selling Stockholders in connection with the registration of the shares, fees and expenses of compliance with state securities or blue sky laws and commissions and discounts of underwriters, dealers or agents, if any.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 authorized shares of Common Stock, par value $.15 per share, 15,429,015 shares of which were outstanding as of July 31, 2003; and 10,000,000 authorized shares of Preferred Stock par value .01 per share, of which no shares of Preferred Stock were outstanding.

Common Stock
------------

     Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

               6% Cumulative Convertible Series A Preferred Stock
               --------------------------------------------------

     We originally issued 1,847,500 shares of 6% Cumulative Convertible Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") pursuant to an underwritten public offering ("Offering") on June 24, 1996. Each share of Preferred Stock was convertible into four (4) shares of Commn Stock at a price of $1.25 per share of Common Stock. In accordance with the terms and conditions of the Preferred Stock on July 24, 1997, any and all shares of Preferred Stock were automatically converted into shares of Common Stock. Accordingly, there are currently no shares of Preferred Stock issued and outstanding, and all of the originally issued 1,847,500 shares of Preferred Stock have been retired and have become authorized but unissued shares of Preferred Stock.

Other Preferred Stock
---------------------

     As of the date hereof, there are no shares of preferred stock issued and outstanding. Our Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control. Although we have no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If we issue preferred stock, such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered hereby.

Warrants
--------

         To seek additional financing for our working capital requirements, expansion of our existing operations and acquisition of additional
MRI centers, we have obtained capital through debt and equity raises. In 1999, we entered into an investment agreement with Swartz Private Equity Capital, LLC. ("Swartz") to raise up to $15 million through a series of sales of our common stock. In connection with the Swartz agreement, we issued warrants to purchase that number of common shares equal to 10% of the common shares issued in connection with the Swartz Agreement. Each warrant is exercisable at a price which initially equals 110% of the market price for the applicable pricing period, subject to semi-annual reset provisions on the exercise price. Each warrant is immediately exercisable, and has a term beginning on the date of issuance and ending five years thereafter.

         In 2003, we entered into a note payable with Global Capital Funding Group LP. In connection with the note payable, we issued warrants to purchase 612,500 common shares at an exercise price ranging from $0.25-$0.26. The warrants are immediately exercisable and have five-year terms.

         As of the date hereof, including both the Swartz and the Global Capital Funding Group warrants, we have a total of approximately 2,242,000 warrants issued and outstanding.

Transfer Agent
--------------

     We have appointed Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The phone number (303) 282-4800.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by us or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person or to make such offer or solicitation in such jurisdiction.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Registrant incorporates the following documents by reference in this Registration Statement: the Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2002 and the reports for fiscal quarters ended March 31, 2003 and June 30, 2003 and all other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold.

Item 4. Description of Securities

Our authorized capital stock consists of 100,000,000 authorized shares of Common Stock, par value $.15 per share, 15,429,015 shares of which were outstanding as of July 31, 2003; and 10,000,000 authorized shares of Preferred Stock par value ..01 per share, of which no shares of Preferred Stock were outstanding.

Common Stock
------------

     Each share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at a meeting of the shareholders, including the election of directors. The holders of Common Stock (i) have equal, ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive or redemption provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     All shares of Common Stock issued and outstanding are, and those offered hereby, when issued, will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

Preferred Stock
---------------

               6% Cumulative Convertible Series A Preferred Stock
               --------------------------------------------------

     We originally issued 1,847,500 shares of 6% Cumulative Convertible Series A Preferred Stock, par value $.01 per share (the "Preferred Stock") pursuant to an underwritten public offering ("Offering") on June 24, 1996. Each share of Preferred Stock was convertible into four (4) shares of Commn Stock at a price of $1.25 per share of Common Stock. In accordance with the terms and conditions of the Preferred Stock on July 24, 1997, any and all shares of Preferred Stock were automatically converted into shares of Common Stock. Accordingly, there are currently no shares of Preferred Stock issued and outstanding, and all of the originally issued 1,847,500 shares of Preferred Stock have been retired and have become authorized but unissued shares of Preferred Stock.

Other Preferred Stock
---------------------

     As of the date hereof, there are no shares of preferred stock issued and outstanding. Our Articles of Incorporation authorizes the issuance of "blank check" preferred stock in one or more classes or series with such designations, rights, preferences and restrictions as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors may, without prior shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Preferred Stock or the Common Stock. Preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in our control. Although we have no present intention of issuing any shares of preferred stock, there can be no assurance that it will not do so in the future. If we issue preferred stock, such issuance may have a dilutive effect upon the common shareholders, and the purchasers of the securities offered hereby.

Warrants
--------

         To seek additional financing for our working capital requirements, expansion of our existing operations and acquisition of additional
MRI centers, we have obtained capital through debt and equity raises. In 1999, we entered into an investment agreement with Swartz Private Equity Capital, LLC. ("Swartz") to raise up to $15 million through a series of sales of our common stock. In connection with the Swartz agreement, we issued warrants to purchase that number of common shares equal to 10% of the common shares issued in connection with the Swartz Agreement. Each warrant is exercisable at a price which initially equals 110% of the market price for the applicable pricing period, subject to semi-annual reset provisions on the exercise price. Each warrant is immediately exercisable, and has a term beginning on the date of issuance and ending five years thereafter.

         In 2003, we entered into a note payable with Global Capital Funding Group LP. In connection with the note payable, we issued warrants to purchase 612,500 common shares at an exercise price ranging from $0.25-$0.26. The warrants are immediately exercisable and have five-year terms.

         As of the date hereof, including both the Swartz and the Global Capital Funding Group warrants, we have a total of approximately 2,242,000 warrants issued and outstanding.

Transfer Agent
--------------

     We have appointed Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. The phone number (303) 282-4800.

Item 5. Interest of Named Experts and Counsel

An affiliate of David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5, owns 5,000 common shares of the Registrant.

ITEM 6. Indemnification of Directors and Officers.

Registrant's Articles of Incorporation and Bylaws and the Utah General Corporation Law provide for indemnification of directors and officers against certain liabilities. In general, officers and directors of Registrant are indemnified against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and are not deemed to be liable to Registrant for negligence or misconduct in the performance of their duties.

Item 7. Exemption From Registration Claimed.

        Not applicable.

ITEM 8. Exhibits.

Exhibit
Number   Description
------   -----------

4.1      2003 Stock Compensation Plan I, dated August 12, 2003.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1 Consent of Parks, Tschopp, Whitcomb & Orr, P.A., Independent Certified Public Accountants.

24.2     Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).


ITEM 9.  Undertakings

         1. The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 1st day of October, 2003.

                                          MIRACOR DIAGNOSTICS, INC.

                                          By: /s/ M. Lee Hulsebus
                                              -----------------------
                                              Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                 TITLE                              DATE
---------                 -----                              ----
/s/ M. Lee Hulsebus       Chief Executive Officer and        October 1, 2003
------------------------  Chairman

/s/ Robert S. Muehlberg   President, COO and Director        October 1, 2003
------------------------

/s/ Don L. Arnwine        Director                           October 1, 2003
------------------------

/s/ Harvey C. Flodin     Director                            October 1, 2003
------------------------

/s/ Thomas E. Glasgow     Director                           October 1, 2003
------------------------

/s/ Stephen A McConnell   Director                           October 1, 2003
------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MIRACOR DIAGNOSTICS, INC.
               --------------------------------------------------
               (Exact name of Issuer as specified in its charter)




                                  EXHIBIT INDEX


Exhibit
Number   Description
------   -----------

4.1      2003 Stock Compensation Plan I, dated August 12, 2003.

5        Opinion of Counsel, David Wagner & Associates, P.C.

24.1 Consent of Parks, Tschopp, Whitcomb & Orr, PA., Independent Certified Public Accountants.

24.2     Consent of David Wagner & Associates, P.C. (Included in Exhibit 5).